UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 11, 2008
INN OF THE MOUNTAIN GODS
RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-113140 (Commission File Number)	75-3158926 (IRS Employer Identification No.)

287 Carrizo Canyon Road Mescalero, New Mexico (Address of Principal Executive Offices)	88340 (Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 6, 2007, the Mescalero Apache Tribe (the “Tribe”) elected Carleton Naiche-Palmer to serve as President of the Tribe and Jackie Blaylock to serve as Vice President of the Tribe, effective as of January 11, 2008. As a result of Mr. Blaylock’s election as the Vice President of the Tribe, he will also serve as a member of the Inn of the Mountain Gods Resort and Casino’s (the “Company”) Management Board (the “Board”). As a result of Mr. Naiche-Palmer’s election as the President of the Tribe he will also serve as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Naiche-Palmer will serve in these positions for a minimum of two years. Mr. Naiche-Palmer is 61 years old and over the past five years has worked for the Tribe as a tribal lay attorney in the tribal courts. Mr. Naiche-Palmer is related to the following members of the Board: Jackie D. Blaylock, Sr. (cousin) and Raymond Kirgan (brother-in-law).
     On January 17, 2008, Mr. Naiche-Palmer re-appointed Mr. Alfred LaPaz to serve as the Secretary of the Board. On January 17, 2008, Mr. Naiche-Palmer appointed Mr. Kirgan to serve as the Treasurer of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: January 21, 2008	By:	/s/ Brian D. Parrish
Brian D. Parrish
Chief Operating Officer